UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2011

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province,
Peoples Republic of China
 (Address of Principal Executive Offices)

(8625) 5209-6875
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, the Board of Directors (the “Board”) of Ever-Glory International Group, Inc. (the “Company” or “we”) appointed Mrs. Merry Tang to be a member of the Board, effective September 1, 2011.  Mrs. Tang was also appointed as Chairwoman of the Audit Committee and a member of the Compensation Committee and the Nominating and the Corporate Governance Committee of the Board.

We entered into a letter agreement with Mrs. Tang regarding the terms of her service as a director, which was included as Exhibit 10.1 to this Form 8-K. Under our agreement with Mrs. Tang, she will be entitled to receive annual compensation of $34,000 for her services rendered pursuant to the agreement, in accordance with the compensation guidelines established by the Board for non-employee directors.  Mrs. Tang’s annual Compensation shall be paid in cash of $24,000 and in such number of shares of the Company’s restricted common stock having the aggregate value equal to $10,000.  As an independent director, Mrs. Tang will also be eligible for reimbursement of all travel and other reasonable expenses relating to her attendance of Board meetings in person and performance of duties.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Except for the letter agreement between the Company and Mrs. Tang which contains certain terms under which Mrs. Tang will serve as a director, there is no arrangement or understanding between Mrs. Tang and any other persons, pursuant to which Mrs. Tang was selected as a director. There are no related party transactions involving Mrs. Tang that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mrs. Tang is a party or in which she participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mrs. Tang’s appointment.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

10.1	Letter Agreement for appointment of Merry Tang dated August 31, 2011
99.1	Press Release issued by Ever-Glory International Group Inc. dated August 31 entitled “Ever-Glory Announces Appointment of New Independent Director”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: August 31, 2011	By:	/s/ Edward Yihua Kang
Name: Edward Yihua Kang
Title: Chief Executive Officer